UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016 (March 3, 2016)

Solera Holdings, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	001-33461	26-1103816
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

1301 Solana Blvd.

Building #2, Suite 2100

Westlake, TX 76262

Address of Principal Executive Offices, Zip Code

Telephone: (817) 961-2100

Telephone Number (Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On March 3, 2016 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger, dated as of September 13, 2015, by and among Solera Holdings, Inc. (the “Company”), Summertime Holding Corp. (“Parent”) and Summertime Acquisition Corp. (“Merger Sub”), Parent completed its acquisition of the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming an indirect, wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Vista Equity Partners Fund V, L.P., a Delaware limited partnership. Other key investors in Parent include an affiliate of Koch Equity Development LLC, the investment and acquisition subsidiary of Koch Industries, Inc., and an affiliate of Goldman, Sachs & Co.

Item 8.01	Other Events.

On March 3, 2016, the Company issued a press release announcing the completion of the Merger. A copy of that press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated March 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera Holdings, Inc.
(Registrant)

Date: March 4, 2016	/s/ JASON M. BRADY
Jason M. Brady
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 3, 2016